UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): October 30, 2009 (October 29, 2009)

Avis Budget Group, Inc.
(Exact name of registrant as specified in its charter)

Delaware	1-10308	06-0918165
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

6 Sylvan Way Parsippany, NJ	07054
(Address of Principal Executive Offices)	(Zip Code)

(973) 496-4700
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On October 29, 2009, our Avis Budget Rental Car Funding (AESOP) LLC subsidiary completed the annual renewal of our asset-backed conduit financing, which provides a portion of the financing for our car rental fleet in the United States.  This financing was previously comprised of two facilities, known as the Series 2002-2 Notes and the Series 2008-1 Notes, with an aggregate maximum available amount of $1.35 billion and $1.1 billion, respectively.  At our request, the Series 2002-2 facility was combined into the Series 2008-1 facility, with a maximum available amount of $1.95 billion and an expiration date of October 28, 2010.

The foregoing summary of the Series 2008-1 Notes is qualified in its entirety by reference to the full text of the Amended and Restated Series 2008-1 Supplement, dated as of October 29, 2009, a copy of which is attached hereto as Exhibit 10.1 and is incorporated by reference herein.

Certain of the conduit purchasers of the Series 2008-1 Notes, the trustee, and their respective affiliates, have performed and may in the future perform, various commercial banking, investment banking and other financial advisory services for us and our subsidiaries for which they have received, and will receive, customary fees and expenses.

Item 7.01	Regulation FD Disclosure

A copy of the press release announcing the completion of the renewal of the asset-backed conduit financing is attached hereto as Exhibit 99.1, and is incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

The following exhibits are included as part of this report:

Exhibit No.	Description
10.1	Amended and Restated Series 2008-1 Supplement, dated as of October 29, 2009
99.1	Press Release Dated October 29, 2009

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AVIS BUDGET GROUP, INC. /s/ Jean M. Sera
By:	Jean M. Sera Senior Vice President and Secretary

Date:  October 30, 2009

EXHIBIT INDEX

Exhibit No.	Description
10.1	Amended and Restated Series 2008-1 Supplement, dated as of October 29, 2009
99.1	Press Release Dated October 29, 2009